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                                    AGREEMENT

         THIS AGREEMENT is entered into as of the 12th day of May, 1999 by and between Anthony A. Nichols, Jr. ("Executive") and Brandywine Realty Trust (the "Company") and amends and restates in its entirety the Agreement dated ____________, 1999 (the "Prior Agreement") between Executive and Company.

     WHEREAS, Executive is currently employed by the Company and/or a Subsidiary (as defined below) of the Company;

     WHEREAS, in order to encourage Executive to remain an employee of the Company and/or a Subsidiary, the Company is entering into this Agreement with Executive.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Payment Obligation. The Company agrees that if (i) a Change of Control (as defined below) of the Company occurs at a time when Executive is then an employee of the Company and/or a Subsidiary of the Company and (ii) within one year of the occurrence of the Change of Control either (a) the Company or the purchaser or successor thereto (the "Purchaser") terminates the employment of Executive other than for Cause (as defined below) or (b) Executive resigns for Good Reason (as defined below), then the Company or Purchaser will be obligated to (i) continue to pay to Executive an amount equal to his base salary as in effect at the time of the Change of Control for a period expiring 547 days after the effective date of Executive's termination of employment and (ii) during the period referenced in the preceding clause (i), pay to Executive, in equal monthly installments, an amount equal to his bonus, if any, for the year preceding the termination or resignation.

     2. No Right to Employment. This Agreement shall not confer upon Executive any right to remain an employee of the Company or a Subsidiary of the Company, and shall only entitle Executive to the salary continuation payments in the limited circumstances set forth in Paragraph 1 above.

     3. Certain Definitions. As used herein: (i) the terms "Change of Control" and "Subsidiary" shall have the respective meanings assigned to them in the Company's 1997 Long-Term Incentive Plan, as amended (the "Plan"), (ii) the term "Cause" shall have the meaning assigned to it in the Plan (except that references in such Plan definition to "Company" shall be interpreted to mean the Company or Purchaser, as applicable) and (iii) the term "Good Reason" shall mean any of (a) a reduction in Executive's base salary as in effect at the time of the Change of Control, (b) a significant adverse alteration in the nature or status of Executive's responsibilities from those in effect at the time of the Change of Control or (c) relocation of the

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place where Executive performs his day-to-day responsibilities at the time of the Change of Control by more than 30 miles.

     4. Tax Witholding, etc. All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by an employer to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or make the Executive whole for the amount of any required taxes.

     5. "Gross-Up Payment." If Executive is employed by the Company or a Subsidiary at the time of a Change of Control and Executive's employment by the Company or a Subsidiary is terminated under circumstances that entitle Executive to a payment described in Paragraph 1 of this Agreement, the Company shall pay Executive the Gross-Up Payment, computed as provided in this Paragraph 5.

          1. For purposes of this Agreement, the term "Gross-Up Payment" means an amount such that the net amount retained by Executive, after deduction of the excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision of law ("Excise Tax"), if any, on the "Total Payments" (as hereinafter defined) and any federal state and local income tax, employment tax and Excise Tax upon the payment provided for by this Section 5, shall be equal to the excess of the Total Payments (including the payment provided for in this Section 5) over the payment provided for by this Section 5.

          2. For purposes of determining whether any of the Total Payments will be subject to Excise Tax and the amount of such Excise Tax,

               (1) any payments or benefits received or to be received by Executive in connection with a Change of Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or a Subsidiary, any person whose actions result in a Change of Control or any person affiliated with the Company or such person (the "Total Payments")) shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of a tax advisor selected by the Company's independent auditors and reasonably acceptable to Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of section 280G(b)(1) of the Code) shall be treated as subject to Excise Tax unless, in the opinion of such tax counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code), or are otherwise not subject to Excise Tax; and

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               (2) the value of any noncash benefits or deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the date of Executive's termination of employment (or such other time as is hereinafter described), net of the maximum reduction in federal income taxes which could be obtained from the deduction of such state and local taxes.

          3. Notwithstanding the foregoing, if the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in a reduction in Excise Tax or a federal, state or local income tax deduction), plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. If the Excise Tax is subsequently determined to exceed the amount taken into account hereunder at the time of termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. Such additional payment shall be made within 30 days following the date Executive notifies the Company that he is subject to the Excise Tax.

          4. The Company shall promptly pay in advance or reimburse Executive for all reasonable legal fees and expenses incurred in good faith by Executive in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder.

     6. Miscellaneous.

          1. Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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          2. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

          3. Liability of Trustees, etc. No recourse shall be had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Executive.

          4. Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      BRANDYWINE REALTY TRUST


                                      By: /s/ Gerard H. Sweeney
                                          --------------------------------------
                                          President and Chief Executive Officer


                                          /s/ Anthony A. Nichols, Jr.
                                          --------------------------------------
                                          Anthony A. Nichols, Jr.





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